SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to [S] 240.14a-12

                       JACK HENRY & ASSOCIATES, INC.
             -----------------------------------------------
            (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-
           6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
           ________________________________________________________________
        2) Aggregate number of securities to which transaction applies:
           ________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ________________________________________________________________
        4) Proposed maximum aggregate value of transaction:
           ________________________________________________________________
        5) Total fee paid:
           ________________________________________________________________

      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  ________________________________________
        2) Form, Schedule or Registration Statement No.: ___________________
        3) Filing Party: ___________________________________________________
        4) Date Filed: _____________________________________________________

                        JACK HENRY & ASSOCIATES, INC.
                         663 Highway 60, P.O. Box 807
                            Monett, Missouri 65708


                NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS


 TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

 PLEASE TAKE NOTICE that the 2004 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held in the Company's Executive Conference Center, lower level (Building J-7) at the company headquarters, 663 Highway 60, Monett, Missouri, on Tuesday, October 26, 2004, 11:00 a.m., local time, for the following purposes:

 (1) To elect seven (7) directors to serve until the 2005 Annual Meeting of Stockholders;

 (2) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

 The close of business on September 20, 2004, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

 The accompanying form of Proxy is solicited by the Board of Directors of the Company. The attached Proxy Statement contains further information with respect to the business to be transacted at the Annual Meeting.

 ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                      By Order of the Board of Directors


                      Janet E. Gray
                      Secretary

 Monett, Missouri
 September 21, 2004

                              TABLE OF CONTENTS


      Voting...................................................      1

      Stock Ownership of Certain Stockholders..................      2

      Election of Directors (Proposal 1).......................      3

      Corporate Governance.....................................      5

      Audit Committee Report...................................      7

      Executive Officers and Significant Employees.............      8

      Section 16(a) Beneficial Ownership Reporting Compliance..      8

      Executive Compensation...................................      9

      Equity Compensation Plan Information.....................     10

      Compensation Committee Report............................     11

      Company Performance......................................     12

      Certain Relationships and Related Transactions...........     12

      Independent Registered Public Accounting Firm............     12

      Stockholder Proposals....................................     13

      Cost of Solicitation and Proxies.........................     14

      Financial Statements.....................................     14

      Other Matters............................................     14

                        JACK HENRY & ASSOCIATES, INC.
                         663 Highway 60, P.O. Box 807
                            Monett, Missouri 65708

                               PROXY STATEMENT
                 FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held Tuesday, October 26, 2004


 This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the Company's Board of Directors for use at the 2004 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held in the Company's Executive Conference Center, lower level (Building J-7) at the company headquarters, 663 Highway 60, Monett, Missouri, at 11:00 a.m., local time, on Tuesday, October 26, 2004. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2004 Annual Report to Stockholders is expected to commence on or about September 24, 2004.

 The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

 If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proposal, including the election of directors, will require the affirmative vote of a majority of the shares of common stock voting in person or by Proxy at the Annual Meeting.

 Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.


                                    VOTING

 At the 2004 Annual Meeting, Stockholders will consider and vote upon:

 (1) The election of seven (7) directors; and
 (2)  Such other matters as may properly come before the Annual Meeting.

 Only stockholders of record at the close of business on September 20, 2004, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting. Stockholders are entitled to one vote for each share of Common Stock on each matter to be considered at the Annual Meeting.

 The Company's authorized capital stock currently consists of 250,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of August 17, 2004, there were 90,268,193 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting of 16,208,314 shares of Common Stock, representing 18% of the shares entitled to vote at the 2004 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

 All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the seven (7) persons nominated by the Board of Directors; and (2) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the Proxy is granted.


                   STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

 The following table sets forth information as of August 17, 2004, concerning the equity ownership of (a) those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company's Common Stock, (b) the directors, (c) the executive officers named in the Summary Compensation Table and (d) all of our directors and executive officers as a group:

                                      Number of Shares     Percentage of Shares
 Title of Class  Beneficial Owner    Beneficially Owned (1)   Outstanding (1)
 --------------  ------------------- ----------------------   ---------------

                  Michael E. Henry,        9,010,572              10.0%
 $.01 par value   Vicki Jo Henry              (2)
 Common Stock     and JKHY Partners
                  663 Highway 60
                  Monett, MO

                  Jerry D. Hall            4,242,221               4.7%
                  663 Highway 60              (3)
                  Monett, MO

                  John W. Henry            2,599,406               2.9%

                  Tony L. Wormingto          833,101                *
                                              (4)

                  James J. Ellis             530,000                *
                                              (5)

                  John F. Prim               419,577                *
                                              (6)

                  Burton O. George           340,136                *
                                              (7)

                  Kevin D. Williams          199,497                *
                                              (8)

                  Craig R. Curry              61,636                *
                                              (9)

                  Joseph J. Maliekel           4,385                *
                                             (10)

                  All directors and       18,527,077              20.6%
                  executive officers as      (11)
                  a group (11 persons)


      * Less than 1%


  (1) Information is set forth as of August 17, 2004. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company's 401(k) and Employee Stock Ownership Plans (the "Retirement Plans"), a participant has the right to direct the voting and disposition of shares allocated to his account.

  (2) Reflects information in filings with the SEC by Michael E. Henry, his sister Vicki Jo Henry and JHKY Partners, their family partnership. Michael E. Henry separately may be deemed to beneficially own 9,010,572 shares, including 148,836 shares held in the Michael E. Henry Annuity Trust, 67,436 shares allocated to his Retirement Plan accounts, 1,000,000 shares currently acquirable by exercise of outstanding stock options, 4,190,200 shares held by JKHY Partners, 3,291,600 shares held in a living trust and 312,500 shares held by the Henry Family Limited Partnership, both established by his mother, Eddina F. Mackey. Michael
      E. Henry may be deemed to share beneficial ownership in the shares held by JKHY Partners, by the Eddina F. Mackey Trust and by the Henry Family Limited Partnership because he has been granted proxies to vote such shares. Vicki Jo Henry does not beneficially own any shares of common stock in her individual capacity and her business address is 6851 South Holly Circle, Suite 270, Englewood, Colorado, 80112. The business address of Michael E. Henry and JKHY Partners is reflected in the table.

  (3) Includes 203,446 shares beneficially owned by his wife.

  (4) Includes 310,000 shares that are currently acquirable by exercise of outstanding stock options and 143,661 shares held in the Retirement Plans for Mr. Wormington's account.

  (5) Includes 200,000 shares that are currently acquirable by exercise of outstanding stock options.

  (6) Includes 385,000 shares that are currently acquirable by exercise of outstanding stock options and 12,354 shares held in the Retirement Plans for Mr. Prim's account.

  (7) Includes 190,000 shares that are currently acquirable by exercise of outstanding stock options.

  (8) Includes 190,000 shares that are currently acquirable by exercise of outstanding stock options and 5,408 shares held in the Retirement Plans for Mr. Williams' account.

  (9) Includes 53,524 shares beneficially owned by his minor children and 7,996 shares held in trust for a family member for which Mr. Curry serves as trustee.

 (10) Includes 4,375 shares that are currently acquirable by exercise of outstanding stock options.

 (11) Includes  2,346,875   shares  that  are  acquirable  under  outstanding
      stock options, and 228,859 shares held in the Retirement Plans for the accounts of the executive officers.



                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

 PROCEDURE

 At the meeting, the stockholders will elect seven (7) directors to hold office for one-year terms ending at the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board of Directors has nominated the Company's seven (7) current directors for reelection at the Annual Meeting.

 The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote "FOR" the election of the nominees named below.

 Each of the nominees has consented to serve as director for a one-year term. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.


 NOMINEES FOR ELECTION

 The directors and nominees for election as directors of the Company, as well as certain information about them, are as follows:

 Name                 Position with Company                   Director Since
 ----                 ---------------------                   --------------
 Michael E. Henry     Chairman and Director                        1986

 John W. Henry        Vice Chairman, Senior Vice                   1977
                      President and Director

 Jerry D. Hall        Executive Vice President and                 1977
                      Director

 James J. Ellis       Director                                     1985

 Burton O. George     Director                                     1987

 Joseph J. Maliekel   Director                                     2002

 Craig R. Curry       Director                                     2004


 The following information relating to the Company's directors and nominees for director, all of whom are United States citizens, is with respect to their principal occupations and positions during the past five years:

 Michael E. Henry, age 43, Chairman of the Board and Director. Mr. Henry, the son of John W. Henry and a director of the Company since 1986, has served as Chairman of the Board since 1994 and Chief Executive Officer from 1994 to June 2004. He previously served as Vice Chairman and Senior Vice President from 1993 to 1994. He served as Manager of Research and Development from 1983 to 1993. He joined the Company in 1979.

 John W. Henry, age 69, Vice Chairman, Senior Vice President and Director. Mr. Henry, a co-founder and principal stockholder of the Company, has served as Vice Chairman since 1994. He previously served as Chairman of the Board from 1977 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as Chief Executive Officer from 1977 through 1988 and as President until 1989.

 Jerry D. Hall, age 61, Executive Vice President and Director. Mr. Hall, a co-founder and principal stockholder of the Company, has served as Executive Vice President since 1994. He previously served as Chief Executive Officer from 1990 through 1994. He also has been a director since the Company's incorporation in 1977. He previously served as President from 1989 through 1993 and as Vice President-Operations from 1977 through 1988.

 James J. Ellis, age 70, Director. Mr. Ellis, a director of the Company since 1985, has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. Mr. Ellis also serves as a director of Merit Medical Systems, Inc.

 Burton O. George, age 77, Director. Mr. George, a director of the Company since 1987, is retired. He previously had been in the banking business since 1958, and most recently served as Chairman of the Board and Chief Executive Officer of First National Bank of Berryville, Berryville, Arkansas from 1985 through 1989.

 Joseph J. Maliekel, age 43, Director. Mr. Maliekel became a director of the Company in December 2002. He has been employed by Monsanto Company since 1999, currently as Director of External Reporting and previously as Manager of Financial Audit for Monsanto's North American and Asia/Pacific businesses and for its Global Seed Business. Prior to joining Monsanto, Mr. Maliekel was a Senior Manager with Deloitte & Touche LLP, where he was employed from 1986 to 1999. Mr. Maliekel is a Certified Public Accountant.

 Craig R. Curry, age 43, Director. Mr. Curry, a director of the Company since March 2004, is Chairman and CEO of Central Bank, Lebanon, Missouri, with which he has been affiliated since 1983.


                             CORPORATE GOVERNANCE

 The Company and its businesses are managed under the direction of the Board of Directors. The Board generally meets a minimum of four times during the year, but has complete access to management throughout the year.

 CORPORATE GOVERNANCE GUIDELINES

 In August  of 2003,  the Board  of  Directors adopted  Corporate  Governance
 Guidelines  proposed  by  the  Governance  Committee.   Among   others,  the
 Guidelines address the following subjects:

      - The majority of the Board should be independent under relevant Nasdaq standards
      - Independent directors should not be compensated by the Company other than in the form of Director's fees (including director's compensatory stock options)
      - Membership on the Audit, Compensation and Governance Committees should be limited to independent directors
      - The Board should conduct an annual self-evaluation to determine whether it and its committees are functioning properly
      - Non-management directors may meet in executive session from time to time without members of management
      - The Chief Executive Officer shall provide an annual report to the Board on succession planning
      - The Governance Committee is responsible for determining skills and characteristics of Board candidates, and should consider factors such as independence, experience, strength of character, judgment, technical skills, diversity and age
      - The Board and its committees shall have the right at any time to retain independent counsel
      - Board members should not sit on more than 3 other boards

 In August of 2004, the Board of Directors revised the Corporate Governance Guidelines to address the following additional subjects:

      - Board members are expected to attend all Annual Meetings of the Stockholders
      - Stockholders may communicate with the Board by submitting written comments to the Secretary for the Company, who will screen out inappropriate communications and forward same to the directors


 NOMINATION POLICY

 Also in August of 2004, the Board of Directors adopted a Nomination Policy proposed by the Governance Committee with respect to the consideration of director candidates recommended by stockholders. A candidate submission from a stockholder will be considered at any time if the following information is submitted to the Secretary of the Company:

      - The recommending stockholder's name and address, together with the number of shares, length of period held and proof of ownership
      - Name, age and address of candidate
      - Detailed resume of candidate, including education, occupation, employment and commitments
      - Description of arrangements or understandings between the recommending stockholder and the candidate
      - Statement describing the candidate's reasons for seeking election to the Board and documenting candidate's satisfaction of qualifications described in the Corporate Governance Guidelines
      - A signed statement from the candidate, confirming willingness to serve
      - If the recommending stockholder has been a beneficial holder of more than 5% of the Company's stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination

 The Secretary  of the  Company will  promptly forward  complying  nomination submissions to the Chairman of the Governance Committee. The Governance Committee may consider nominees submitted from a variety of sources including but not limited to stockholder nominations. If a vacancy arises or the Board decides to expand its membership, the Committee will evaluate potential candidates from all sources and will rank them by order of preference if more than one is identified as properly qualified. A recommendation will be made to the Board by the Governance Committee based upon qualifications, interviews, background checks and the Company's needs.

 There is one nominee this year who has not previously been elected to the Board by the stockholders. Craig Curry was appointed to the Board on March 1, 2004 upon the retirement from the Board of his father George Curry. At that time he was recommended to the Governance Committee for consideration by George Curry and Michael Henry.


 CODE OF CONDUCT

 The members of the Board of Directors, as well as the executive officers and all other employees, are subject to and responsible for compliance with the Jack Henry Code of Conduct. The Code of Conduct contains policies and practices for the ethical and lawful conduct of our business, as well as procedures for confidential investigation of complaints and discipline of wrongdoers.


 GOVERNANCE MATERIALS AVAILABLE

 The Company has posted its significant corporate governance documents on its website at www.jackhenry.com/ir/corpinfo/. There you will find copies of the current Corporate Governance Guidelines, the Jack Henry Code of Conduct, the Compensation Committee Charter, the Governance Committee Charter (with attached Nomination Policy) and Audit Committee Charter, as well as the Company's Certificate of Incorporation and By-Laws. Other investor relations materials are also posted at www.jackhenry.com/ir, including SEC reports, financial statements and news releases.


 THE BOARD OF DIRECTORS AND ITS COMMITTEES

 The Board of Directors held seven meetings during the last fiscal year. The Board has determined that four of its seven members, Messrs. George, Ellis, Maliekel and Curry, are independent directors under applicable Nasdaq standards. The Board maintains an Audit Committee of which Messrs. George, Ellis, Maliekel and Curry are members. The Board has determined that Joseph Maliekel is an audit committee financial expert and that he is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. The Board also maintains a Compensation Committee and a Governance Committee with Messrs. George, Ellis and Maliekel as members of each committee. All members of the Audit, Compensation and Governance Committees are independent directors. Each director attended at least 75% of all meetings of the Board of Directors and all committees on which they served. The independent directors met in one Executive Session without management present during the last fiscal year.

 The Compensation Committee establishes and reviews the compensation and benefits of the Executive Officers, evaluates the performance of senior executive officers, considers incentive compensation plans for our employees and carries out duties assigned to the Committee under our stock option plans and employee stock purchase plan. The Compensation Committee operates under a written charter adopted by the Board.

 The Governance Committee identifies, evaluates and recruits qualified individuals to stand for election to the Board of Directors, recommends corporate governance policy changes and evaluates Board performance. The Governance Committee also operates under a charter adopted by the Board. The Governance Committee will consider nominees recommended by stockholders, provided such recommendations are made in accordance with the procedures set forth in the "Governance Committee Nomination Policy" attached to its charter, discussed in greater detail in "Corporate Governance," above.

 The Audit Committee selects and retains the independent registered public accounting firm, reviews the scope and results of the audit with the independent registered public accounting firm and management, reviews critical accounting policies and practices, reviews and evaluates our audit and control functions, reviews and pre-approves retention of the independent registered public accounting firm for any audit, audit related and non-audit services, reviews and approves all material related party transactions, and regularly reviews regulatory compliance matters, including our outsourcing services and business recovery operations. The Audit Committee operates under a written Audit Committee Charter.

 The Audit Committee met ten times and the Compensation Committee and Governance Committee each met three times during the last fiscal year.


 DIRECTORS COMPENSATION

 The directors who are employed by the Company do not receive any separate compensation for service on the Board of Directors. Each non-employee director receives an annual compensation of $25,000 per year plus $1,200 for each Board of Directors meeting, $800 for each in-person committee meeting and $400 for each telephone committee meeting attended and is reimbursed for out-of-pocket expenses incurred in attending such meetings. Under the 1995 Non-Qualified Stock Option Plan, each non-employee director is also compensated by the annual grant of non-statutory stock options to purchase 10,000 shares of Common Stock, subject to an overall grant limitation under the plan of 300,000 shares to each individual director.


                            AUDIT COMMITTEE REPORT

 The Audit Committee of the Company's Board of Directors is composed of four independent directors. The Board has determined that Audit Committee member Joseph J. Maliekel is a financial expert under relevant SEC standards because of his extensive accounting and auditing experience. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. (the "NASD") that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

 The Audit Committee operates under a written charter adopted by the Board of Directors. Among other changes, the Charter now requires the Audit Committee to oversee and retain the independent registered public accounting firm, pre-approve the services and fees of the independent registered public accounting firm, regularly consider critical accounting policies of the Company, review and approve material related party transactions, receive reports from the Company's Compliance Officer, and establish procedures for receipt and handling of complaints and anonymous submissions regarding accounting or auditing matters. The amended charter also contains the commitment of the Board of Directors to provide funding and support for the operation of the Audit Committee, including funding for independent counsel for the Committee if the need arises.

 The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

 In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements. The Audit
 Committee  also  has  discussed  with  the  independent  registered   public
 accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent registered public accounting firm their independence from the Company and its management, and has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with maintaining the firm's independence.

 The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. These meetings without management present are held at least once each year, and were held twice in the fiscal year just ended.

 In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's 2004 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

                               Burton O. George      James J. Ellis
                               Joseph J. Maliekel    Craig R. Curry
                                  Members of the Audit Committee



                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

 The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:


                                                           Officer/Significant
            Name              Position with Company           Employee Since
 -------------------------    -------------------------       --------------
 Michael E. Henry             Chairman of the Board                1983

 John F. Prim                 Chief Executive Officer              2001

 Tony L. Wormington           President                            1998

 John W. Henry                Vice Chairman and Senior             1977
                              Vice President

 Jerry D. Hall                Executive Vice President             1977

 Kevin D. Williams            Chief Financial Officer              2001
                              and Treasurer

 Marguerite P. Butterworth    Vice President                       1993


 The following information is provided regarding the executive officers and significant employees not already described herein, all of whom are United States citizens:

 John F. Prim, age 49, Chief Executive Officer. Mr. Prim has served as Chief Executive Officer since July 1, 2004. He served as President from January 2003 to July 2004 and as Chief Operating Officer from July 2001 to January 2003. Mr. Prim joined the Company in 1995 as part of the acquisition of the Liberty division of Broadway & Seymour, Inc. He previously served as General Manager of the E-Services Division from July 2000 to June 2001 and as General Manager of the OutLink Services Division from 1995 to 2000.

 Tony L. Wormington, age 42, President. Mr. Wormington has served as President since July 1, 2004. He previously served as Chief Operating Officer from January 2003 to June 2004 and as a Vice President from 1998 to 2002. Mr. Wormington joined the Company in 1980 and served as Research and Development Manager from 1993 to December 2002.

 Kevin D. Williams, age 45, Chief Financial Officer and Treasurer. In January 2001, Mr. Williams was appointed by the Board of Directors to serve as Chief Financial Officer and Treasurer of the Company. He previously served as Controller of the Company since joining the Company in 1998.

 Marguerite P. Butterworth, age 56, Vice President. Ms. Butterworth has served as Vice President since February of 1993. Ms. Butterworth joined the Company in 1983 and has been Hardware Manager since 1984.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 The Company is required to identify any director, officer or greater than ten percent beneficial owners who failed to timely file with the Securities and Exchange Commission a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company's common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5.

 To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with in a timely fashion, except for (a) one late filing on a single transaction by Mr. Ellis because of a technical problem encountered with his EDGAR filing code, and (b) one late filing by Michael E. Henry due to clerical error. Mr. Henry's late filing reflected his proportionate interest in three transactions by an affiliated family partnership that had been timely filed with respect to the partnership.


 EXECUTIVE COMPENSATION

 The following table sets forth certain information with regard to the compensation paid to the Chief Executive Officer and to the Company's other four most highly compensated executive officers for the three years ended June 30, 2004.


  SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                     Annual Compensation        Compensation
                                   ---------------------------  ------------
                                                                   Shares
                                                                 Underlying
 Name and Principal Position       Year     Salary    Bonus (1)    Options
 ---------------------------       ----    --------   --------     -------
 Michael E. Henry                  2004   $ 384,133  $   5,000           -
   Chairman of the Board           2003     325,800      5,000           -
                                   2002     286,400      5,000           -

 John F. Prim                      2004     340,800      5,000           -
   Chief Executive Officer         2003     285,800      5,000      50,000
                                   2002     242,466      5,000     225,000

 Tony L. Wormington                2004     292,467      5,000           -
   President                       2003     217,467      5,000      50,000
                                   2002     150,800      5,000           -

 Kevin D. Williams                 2004     204,133      5,000           -
   Chief Financial Officer         2003     180,800      5,000      50,000
   and Treasurer                   2002     164,133      5,000           -

 Marguerite P. Butterworth         2004     131,967      5,000           -
   Vice President                  2003     122,217      5,000      10,000
                                   2002     115,800      5,000           -


 (1) Corporate 401(k) matching contribution of $5,000 for each executive officer in each period.

 Following is information with respect to stock options granted to and exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2004, together with the number of options outstanding as of such date. Data, as appropriate, has been adjusted for stock splits.


 OPTION GRANTS IN FISCAL 2004

 The Company did not grant options to any of the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2004.


 AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND JUNE 30, 2004 OPTION VALUES

                                                   Number of Shares                Value of
                       Shares                   Underlying Unexercised     Unexercised In-the-Money
                     Acquired On   Value          Options at 6/30/04          Options at 6/30/04
 Name                 Exercise   Realized     Exercisable  Unexercisable  Exercisable  Unexercisable
 ------------------   --------   --------     -----------  -------------  -----------  -------------
 Michael E. Henry            -          -      1,000,000            -    $ 14,054,687             -

 Kevin D. Williams           -          -        190,000            -       1,986,375             -

 Tony L. Wormington          -          -        310,000            -       4,304,000             -

 John F. Prim           30,000    491,125        385,000            -       1,623,375             -

 Marguerite P.               -          -         50,000            -         221,600             -
 Butterworth

 Terry W. Thompson           -          -         40,000            -          36,600             -



                     EQUITY COMPENSATION PLAN INFORMATION

 The following table sets forth information as of June 30, 2004 with respect to the Company's equity compensation plans under which our Common Stock is authorized for issuance:

                                                            Number of securities
                                                           remaining available
                                                           for future issuance
                                                               under equity
                           Number of         Weighted-         compensation
                        securities to         average        plans (excluding
                        be issued upon     exercise price      securities in
                          exercise of      of outstanding    the first column
                      outstanding options     options         of this table)
                      -------------------  -------------- --------------------

 Equity Compensation
 Plans approved by
 security holders:

 1987 Stock Option          1,159,500            $3.50                   0
 Plan (Employees)

 1995 Non-Qualified           644,167           $14.45             485,833
 Stock Option Plan
 (Non-employee
 Directors)

 1996 Stock Option          9,552,669           $14.81           2,373,706
 Plan (Employees)

 Equity Compensation           28,000           $13.78                   0
 Plans not approved
 by security holders
 (Plan assumed in
 acquisition and
 individual option
 contracts)



                        COMPENSATION COMMITTEE REPORT

 The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of three independent, non-employee directors of the Company. There was no insider participation on the Compensation Committee.

 The objectives of our executive officer compensation program are to:

        *  Encourage continuation of JHA's entrepreneurial spirit;

        *  Attract and retain highly qualified and motivated executives; and

        *  Encourage esprit de corps and reward outstanding performance.

 In meeting the foregoing objectives, the Compensation Committee strives for the interests of management and stockholders to be the same - the maximization of stockholder value. The components of the executive compensation program which are employed by the Committee to meet these goals include base salary, discretionary bonuses, and stock options.

 Salaries and bonuses are established at levels to compensate for the position held and contributions made by each executive. Recommendations regarding bonuses and increases in salary are based upon subjective evaluations of each individual's performance and contribution.

 Longer term incentives are provided by the award of stock options because the ultimate value of options granted will be determined by long-term growth in the Company's stock price. Awards of options are believed to help focus executive attention on managing the Company from the perspective of an owner with an equity stake in the business. This component of executive compensation is provided through the 1996 Stock Option Plan, under which the executive officers, and all other employees of the Company and its subsidiaries, are eligible to receive options. The Committee has discretion to designate optionees and to determine the terms of the options granted. However, option prices shall be fixed at not less than 100% of fair market value of the stock at the date of grant, and options may not be exercisable more than ten years after the date of grant.

 In employing the foregoing three elements of compensation, the Compensation Committee considers the experience, prior compensation levels, personal performance, number and value of previously granted options, and other subjective factors relating to each individual and seeks to optimize the balance between base salary, short-term and long-term incentives.

 The base salary of Chief Executive Officer Michael E. Henry was increased in our 2004 fiscal year as a part of our efforts to bring the Company's low executive salaries closer to industry norms. No stock options were granted to Mr. Henry during our 2004 fiscal year.

 The Company has entered into Aircraft Time Sharing Agreements with Mr. Henry and certain other executives and members of the Board of Directors. These agreements have been prepared in accordance with Federal Aviation Regulations and provide for sharing of operational costs. In compliance with his Aircraft Time Sharing Agreement, the Company billed to and collected from Mr. Henry approximately $34,000 during the fiscal year for personal use of aircraft.

 The Compensation Committee notes that there is a $1,000,000 cap on the income tax deduction which may be taken with respect to any individual officer's compensation. While current cash compensation paid to our executive officers is substantially less than the cap, the ultimate value of stock options is not now known, and thus the cap may be important in some future year. The cap has been considered by the Committee and we intend to take the steps necessary to conform the Company's compensation structure to comply with the cap if the issue arises in a future period.

                     Burton O. George, James J. Ellis, and Joseph J. Maliekel
                              Members of the Compensation Committee

                             COMPANY PERFORMANCE

 The following graph presents a comparison for the five-year period ended June 30, 2004, of the market performance of the Company's common stock with the S & P 500 Index and an index of peer companies selected by the Company:

 The following information depicts a line graph with the following values:


                        JKHY      Peer Group    S&P 500

              1999     100.00       100.00       100.00
              2000     257.15       101.24       107.25
              2001     319.48       122.33        91.34
              2002     172.98       132.20        74.92
              2003     187.62       132.14        75.12
              2004     212.35       150.56        89.46

 This comparison assumes $100 was invested on July 1, 1999, and assumes reinvestments of dividends. Total returns are calculated according to market capitalization of peer group members at the beginning of each period. Peer companies selected are in the business of providing specialized computer software, hardware and related services to financial institutions and other businesses. Companies in the peer group are Bisys Group, Elite Information, Cerner Corp., Computer Science, First Data, Fiserv, National Data, Fidelity National Financial, Intercept, Euronet, Open Solutions, M & I, EFunds, Fair Issac, John Harland and SEI Investments.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 During the fiscal year ended June 30, 2004, the Company paid $862,678 to Ripcord, LLC for marketing and advertising services. Ripcord is owned by Christopher Harding and Vicki Jo Henry who are husband and wife. Vicki Jo Henry is the daughter of John W. Henry, Director and Senior Vice President of the Company and the sister of Michael E. Henry, Chairman of the Board of the Company. Vicki Jo Henry is also a general partner in JKHY Partners, a family partnership which owns 4.5% of the common stock of the Company. The Company believes that the rates and charges incurred in the transactions with Ripcord are reasonable and competitive with other marketing and advertising providers of comparable services.


                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Deloitte & Touche LLP, certified public accountants, served as the independent registered public accounting firm for the Company for the year ended June 30, 2004. The Audit Committee has not selected the independent registered public accounting firm for the current year, because the selection will not be made until after the final Audit Committee meeting on the prior year's audit is held. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

 AUDIT AND NON-AUDIT FEES

 The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's annual consolidated financial statements for the fiscal years ended June 30, 2004 and 2003 and reviews of the financial statements included in the Company's Forms 10-Q for those fiscal years, and fees for other services rendered during those periods.

                                 2004         2003
                                -------      -------
     Audit Fees                $224,500     $208,300
     Audit-Related Fees (1)      97,180       31,585
     Tax Fees (2)               147,014       75,929
     All Other Fees (3)          87,143      254,957
                                -------      -------
     Total Fees                $555,837     $570,771


  (1) Audit-related fees for 2004 included audits of two employee benefit plans and audits performed in accordance with SAS 70. Audit- related fees for 2003 included audits of two employee benefit plans and assistance with SEC filings and communications.

  (2) Tax Fees for 2004 and 2003 included review of the Company's federal and specific state income tax returns, assistance with research and development credits taken on income tax returns and review of other tax credits and deductions.

  (3) Other fees for 2004 included services provided to review the Company's internal control documentation relative to Section 404 of the Sarbanes-Oxley Act of 2002, and review the Company's health care program plan documentation. Other fees for 2003 included services provided to perform a complete review of the Company's health care program.

 In making its decision to continue to retain Deloitte & Touche as the Company's independent registered public accounting firm for the next fiscal year, the Audit Committee will consider the above information to ensure that the provision of non-audit services will not negatively impact the maintenance of the firm's independence.

 The Audit Committee has in its Charter expressed its policy governing the engagement of the Company's independent registered public accounting firm for audit and non-audit services. Under the terms of the Charter, the Audit Committee is required to pre-approve all audit, audit related and non-audit services performed by the Company's independent registered public accounting firm. All non-audit services for 2004 were pre-approved by the Audit Committee.

 At the beginning of each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent registered public accounting firm provides documentation for each proposed specific service to be provided. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee or its Chairman reviews and approves in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also approves in advance any fees for pre-approved services that exceed the pre-established limits, as described above.


                            STOCKHOLDER PROPOSALS

 Stockholders who intend to present proposals for inclusion in the proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders must submit their proposals to the Company's Secretary on or before June 7, 2005. A shareholder who wishes to present a proposal at the 2005 Annual Meeting, but who does not request inclusion in the proxy statement, must submit the proposal to the Company's Secretary by September 13, 2005.


                       COST OF SOLICITATION AND PROXIES

 Proxy solicitation is being made by mail, although it may also be made by telephone, telegraph, or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.


                             FINANCIAL STATEMENTS

 Consolidated financial statements of the Company are contained in the 2004 Annual Report which accompanies this Proxy Statement, and are incorporated herein by reference.


                                OTHER MATTERS

 The Board of Directors knows of no matters that are expected to be presented for consideration at the 2004 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

 By Order of the Board of Directors

 /s/ Michael E. Henry
 --------------------
 Michael E. Henry
 Chairman of the Board

 Monett, Missouri
 September 21, 2004




 A copy of the Company's Annual Report is included herewith. The Company will furnish without charge a copy of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission upon written request directed to Kevin D. Williams, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708. The Form 10-K is also available at our investor relations website, www.jackhenry.com/ir/.

                                 [ PROXY CARD ]


                             VOTING INSTRUCTIONS

                You can vote your shares in one of three ways:

                       TELEPHONE *** INTERNET *** MAIL
                        24 hours a day - 7 days a week

           Your vote is important. Please vote as soon as possible.

 ----------------------------------       ----------------------------------
      Vote-by-Internet                           Vote-by-Telephone

 Log on to the Internet and go to         Call toll-free (in the U.S.)
 http://www.eproxyvote.com/jkhy      OR   1-800-758-6973

 Have your proxy card in hand when        Have your proxy card in hand
 you access the website and follow        when you call and follow
 the instructions.                        the instructions.
 Internet votes must be received          Telephone votes must be received
 by 5:00 p.m. (Central Time) on           by 5:00 p.m. (Central Time) on
 October 24, 2004.                        October 24, 2004.
 ----------------------------------       ----------------------------------

  Your Internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail.

 ---------------------------------------------------------------------------
                                 Vote-by-Mail

   Mark, sign and date the proxy card on the reverse side. Detach the proxy card and return it in the postage-paid envelope.

                             YOUR VOTE IS IMPORTANT
 ---------------------------------------------------------------------------

          IF YOU VOTE BY MAIL PLEASE MARK, DATE AND SIGN THIS PROXY
                 CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.



 PROXY

 Jack Henry & Associates, Inc.            This proxy is solicited on
 663 Highway 60                           behalf of the Board of Directors.
 P.O. Box 607
 Monett, Missouri 65708                   The undersigned hereby appoints
                                          John F. Prim and Kevin D. Williams
                                          as Proxies, each with the power to
                                          appoint his or her substitute, and
                                          hereby authorizes them to represent
                                          and to vote, as designated below,
                                          all the shares of common stock of
                                          Jack Henry & Associates, Inc. held
                                          of record by the undersigned on
                                          September 20, 2004, at the annual
                                          meeting of shareholders to be
                                          held on October 26,2004, or any
                                          adjournment thereof.




 1.  ELECTION OF DIRECTORS

      [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
          (except as marked to the             to vote for all nominees
          contrary below)                      listed below

 (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee 's name in the list below)

    J. Henry, J. Hall, M. Henry, J. Ellis, B. George, J. Malekiel, C. Curry

 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

                                         Dated ________________________, 2004

                                         ____________________________________
                                         Signature

                                         ____________________________________
                                         Signature if held jointly


                                         PLEASE MARK SIGN DATE AND RETURN
                                         THE PROXY CARD PROMPTLY USING THE
                                         ENCLOSED ENVELOPE.